Exhibit 10.1

SECOND AMENDMENT TO LEASE

This SECOND AMENDMENT TO LEASE (this “Second Amendment”) is dated as of April 8, 2019 (the “Effective Date”) by and between the James Campbell Company, LLC, a Delaware limited liability company (“Landlord”) and Temptronic Corporation, a Delaware corporation (“Tenant”).

WHEREAS, Landlord, as successor in interest to AMB-SGP Seattle/Boston, LLC, a Delaware limited liability company, and Tenant are parties to that certain Commercial Lease Agreement dated October 25, 2010, as amended by that certain First Amendment to Lease dated March 1, 2011 (as amended, the “Lease”), for the lease of certain premises consisting of approximately 52,700 rentable square feet (the “Existing Premises”) located at 35-41 Hampden Road, Mansfield, Massachusetts (the “Building”), as more particularly described in the Lease; and

WHEREAS, Landlord and Tenant wish to amend certain provisions of the Lease;

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows.

AGREEMENT

1.            Definitions. Capitalized terms used in this Amendment shall have the same meanings ascribed to such capitalized terms in the Lease, unless otherwise provided for herein.

2.            Modifications. Modifications to Lease:

A.        Extension. The term of the Lease is hereby extended for a period of forty (40) months, such that it shall expire on December 31, 2024.

B.       Expansion Premises; Landlord’s Work. The “Expansion Premises” shall mean approximately 6,100 rentable square feet located at the Building and shown highlighted in green on Exhibit A attached hereto. Beginning on the Effective Date, Landlord, at Landlord’s sole cost and expense (including the cost of all materials, supplies, components, labor and services, except as otherwise provided in Exhibit B attached hereto and made a part hereof (the “Work Letter”)) shall, in a good, workmanlike and diligent manner, and in compliance with all applicable laws, ordinances, building codes and requirements of public authorities and insurance underwriters, complete the Landlord’s Work (as such term is defined in the Work Letter) in accordance with the plans and specifications attached thereto and pursuant to a schedule to be provided by Landlord to Tenant. Landlord shall keep Tenant reasonably apprised as to the progress of the Landlord’s Work and any changes in the anticipated date of Substantial Completion (as such term is defined in the Work Letter) thereof. Landlord shall permit Tenant to enter the Expansion Premises from and after the Effective Date for purposes of installing furniture, fixtures and equipment, including telephone and network equipment and cabling, that are required for Tenant’s occupancy of the Expansion Premises and not otherwise included in the Landlord’s Work (the “Tenant’s Work”). Landlord and Tenant hereby agree to cooperate and coordinate the completion of Landlord’s Work and Tenant’s Work, as applicable. Landlord shall use commercially reasonable efforts to Substantially Complete the Landlord’s Work within eight (8) weeks from the Effective Date of this Second Amendment. Beginning on the date that Landlord’s Work is Substantially Completed, Landlord shall deliver possession of the Expansion Premises to Tenant, and as of such date (the “Expansion Date”), the Expansion Premises shall be added to the Existing Premises and the term “Premises”, as used in the Lease, shall refer to the Existing Premises and the Expansion Premises, which constitutes the entire Building and consists of a total of 58,800 rentable square feet. The Expansion Premises shall be subject to all the terms and provisions of the Lease except as otherwise provided herein. Landlord and Tenant shall confirm the Expansion Date by executing the commencement letter in the form attached as Exhibit C.

C.        Base Rent. Beginning on the Expansion Date, Tenant shall pay Base Rent according to the schedule below:

Period	Monthly Base Rent	Base Rent (per rentable square foot)
Expansion Date – 8/31/2021	$49,000.00	$10.00
9/1/2021 – 8/31/2022	$50,470.00	$10.30
9/1/2022 – 8/31/2023	$51,842.00	$10.58
9/1/2023 – 8/31/2024	$53,263.00	$10.87
9/1/2024 – 12/31/2024	$54,733.00	$11.17

D.        Tenant’s Proportionate Share. Beginning on the Expansion Date, Tenant’s proportionate share of the Building shall be 100%.

E.       Condition of Premises. Tenant has inspected the Expansion Premises and agrees to accept the same “as is” without any representation or warranty and without any agreements, representations, understandings or obligation on the part of the Landlord to perform any alterations, repairs or improvements except as provided in the Lease and except as follows: Landlord will make certain improvements to the Expansion Premises, in accordance with the attached Work Letter and the warranty contained therein.

F.        Real Estate Brokers. Landlord utilized the services of Newmark Knight Frank (the “Listing Broker”). Tenant represents to Landlord that Tenant did not involve any other brokers in procuring this Second Amendment. Landlord shall pay a commission to the Listing Broker as is agreed to by the parties per a separate agreement. Landlord and Tenant each agree to forever indemnify, defend and hold one another harmless from and against any commissions, liability, loss, cost, damage or expense as a result of any misrepresentation hereunder.

3.           Governing Law. This Second Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to conflicts of law).

4.           Ratification of Lease. Except as modified hereby, all other terms and conditions of the Lease remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties hereto. Tenant is familiar with and accepts the Existing Premises in its “as is” and “where is” condition without any representation or warranty on the part of the Landlord to perform any alterations, repairs or improvements to the Existing Premises except for certain improvements in the Existing Premises that are part of Landlord’s Work and shall be made in accordance with the Work Letter.

5.       Limitation of Liability. Neither Landlord nor any officer, director, member or employee of Landlord nor any owner of the Building, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of the Lease, as hereby amended, or the Premises, and if Landlord is in breach or default with respect to Landlord’s obligations under the Lease, as hereby amended, or otherwise, Tenant shall look solely to the interest of Landlord in the Building (including rents and insurance proceeds) for the satisfaction of Tenant’s remedies or judgments.

6.         Entire Agreement. This Second Amendment, in conjunction with the Lease, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes all oral and written agreements and understandings made and entered into by the parties prior to the date hereof.

7.          Multiple Counterparts. This Second Amendment may be executed in multiple counterparts, all of which, when taken together, shall constitute one and the same instrument.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Effective Date stated above.

TENANT: TEMPTRONIC CORPORATION a Delaware corporation By: /s/ Hugh T. Regan, Jr. Name: Hugh T. Regan, Jr. Title: CFO

LANDLORD:

JAMES CAMPBELL COMPANY, LLC
a Delaware limited liability company

By: /s/ Dorine Holsey Streeter

Name: Dorine Holsey Streeter

Title:    Executive Vice President

 Real Estate Investment Management

By: /s/ Douglas C. Morris

Name: Douglas C. Morris

Title:   Vice President

            Regional Manager

Approved as to form:

/s/ Peter Gelzinis

Landlord’s counsel

EXHIBIT A

EXPANSION PREMISES

EXHIBIT B

WORK LETTER

1.     Landlord’s Work. Landlord will make certain improvements to the Premises (the “Landlord’s Work”) as set forth on that certain proposal prepared by Gen-Con, Proposal No. E19-01 Rev. 2 dated February 22, 2019 (the “Plan”) attached hereto as Schedule 1 and previously approved by Tenant. For the avoidance of doubt, except for increased costs of Landlord’s Work above what’s shown on the Plan resulting from a Tenant Delay or TI Changes, all Landlord’s Work shall be completed at Landlord’s sole cost and expense without any Tenant reimbursement (regardless of any notations in the Plan indicating otherwise). Should said Plan or any part of Landlord’s Work require the preparation or development of additional plans or specifications, then Tenant shall have five (5) business days from Landlord’s submission of such additional plans or specifications to Tenant to approve or disapprove the same. Tenant’s failure to so approve or disapprove within such five (5) business day period shall constitute a Tenant Delay (as defined herein) and, at Landlord’s election, be deemed Tenant’s approval thereof. Tenant’s disapproval of such plans and specifications shall specifically identify the nature of such disapproval. Landlord shall then have such plans and specifications amended to incorporate those items specified in Tenant’s disapproval to which Landlord reasonably agrees. Tenant’s approval of such plans and specifications shall not be unreasonably withheld, conditioned or delayed, provided such plans and specifications are consistent with the Plan attached hereto as Schedule 1. Landlord and Tenant shall diligently work together in good faith to agree upon such plans and specifications, it being agreed that Tenant shall have no right to request that such plans and specifications be revised to reflect any work which is not contemplated on Schedule 1 attached hereto except pursuant to Section 4 below. Upon approval, or deemed approval, of such additional plans and specifications, the same shall be deemed the “Plan” for the purposes of this Work Letter. Except as may be otherwise shown on the Plan, Landlord shall perform Landlord’s Work using building standard materials, quantities and procedures then in use by Landlord.

2.     Substantial Completion. “Substantial Completion” or “Substantially Complete” means that, Landlord’s Work has been sufficiently completed, as certified by Landlord’s general contractor or architect, such that the Premises is suitable for, and may be legally used for its intended purpose (which shall include, if required by applicable law, obtaining a final certificate of occupancy), notwithstanding any minor or insubstantial details of construction, decoration or mechanical adjustment that remain to be performed and that does not materially impact Tenant’s ability to use the Expansion Premises for the intended use (“Punch List Items”). Landlord shall complete all Punch List Items promptly following notice thereof from Tenant, but in no event later than thirty (30) days’ notice thereof from Tenant; provided, however, that except to the extent to which Tenant shall have given Landlord notice of any Punch List Items not later than two (2) weeks after the Expansion Date, Tenant shall be deemed conclusively to have approved the completion of Landlord’s Work and Tenant shall have no claim that Landlord has failed to perform any of Landlord’s Work required under this Work Letter. Landlord will use commercially reasonable efforts to Substantially Complete Landlord’s Work on or before the date that is eight (8) weeks following the Effective Date of this Second Amendment.

If there is a delay in the Substantial Completion of the Landlord’s Work for any reason neither Landlord, nor the managing or leasing agent of the Building, nor any of their respective agents, partners or employees, shall have any liability to Tenant in connection with such delay, nor shall the Lease be affected in any way except that the Expansion Date shall not occur until Landlord’s Work is Substantially Complete. Notwithstanding the foregoing or any language of the Lease to the contrary, if Landlord’s Work is delayed by a Tenant Delay (as defined below) then Tenant shall begin paying Rent as required under the Lease as of the date the Expansion Date would have occurred but for such Tenant Delay.

3.     Tenant Delay. In addition  to any other occurrence defined in the Lease or in this Work Letter as Tenant Delay, “Tenant Delay” means the occurrence of any one or more of the following which cause an actual, demonstrated delay in the completion of Landlord’s Work: (i) Tenant is Delinquent (as hereafter defined) in submitting to Landlord any information, authorization or approvals requested by Landlord in connection with the performance of Landlord’s Work; (ii) the performance or completion of any work or activity by a party employed by Tenant, including any of Tenant’s employees, agents, contractors, subcontractors and materialmen in the Expansion Premises; (iii) any postponements or delays requested by Tenant and agreed to by Landlord regarding the completion of the Landlord’s Work; (iv) any error in Landlord’s Work caused or related to any act or omission by Tenant or its employees or agents; (v) the performance of any TI Changes (as defined below); or (vi) any other act or omission of the Tenant which causes a delay in the completion of Landlord’s Work. Unless a different time period is specified in this Work Letter, for the purposes of this Section, the term “Delinquent” shall mean that the action or communication required of Tenant pursuant to this Work Letter is not taken within three (3) business days following request by Landlord which may be made by email to Tenant’s representative at _____________.

4.     Changes to Landlord’s Work. Tenant will have no right to make any changes (“TI Changes”) to the Plan or Landlord’s Work without the prior written consent of Landlord and the execution by Landlord and Tenant of a written change order which specifies (i) the nature of the TI Changes and (ii) an estimate of the cost to Tenant as a result of such TI Changes. Tenant shall be solely responsible for the costs of all TI Changes including a construction management fee of three percent (3%) of the total cost of all TI Changes, and Tenant shall pay such actual, out of pocket, documented costs as Additional Rent within ten (10) business days following receipt of Landlord’s invoice.

5.     Warranty of Landlord’s Work. Landlord hereby agrees that any repairs or replacements of any portion of the Landlord’s Work required prior to the date that is one (1) year after Substantial Completion thereof shall be made by Landlord, at Landlord’s sole cost and expense, not to be passed through to Tenant. In addition, Landlord hereby agrees to obtain all customary warranties for applicable component parts of the Landlord’s Work (for example, equipment), and to the extent any replacements, repairs or maintenance are required thereto at any time prior to the expiration of such warranties, Landlord agrees to use all commercially reasonable efforts to enforce the same for the benefit of Tenant (or if such replacement, repair or maintenance item is strictly Tenant’s obligation pursuant to the terms of the Lease, in lieu thereof, to the extent assignable pursuant to the terms of such warranty, Landlord may elect to assign such warranty(ies) to Tenant so that Tenant may bring a claim against such warranty on its own behalf).

Schedule 1

Scope of Landlord’s Work

EXHIBIT C

COMMENCEMENT LETTER

___________, 2019

___________________

___________________

___________________

RE:     Second Amendment to Lease dated ________, 2019 between James Campbell Company, a Delaware limited liability company (“Landlord”) and Temptronic Corporation, a Delaware corporation (“Tenant”) concerning 35-41 Hampden Road, Mansfield, Massachusetts.

In accordance with the above-referenced Lease, we request that you and/or the proper authority, please confirm the following statements:

1.     The Expansion Date is deemed to be ______________.

2.     Tenant acknowledges and agrees that as of the date of this letter (i) all improvements required by the Lease to be performed by Landlord to the Premises have been completed, notwithstanding any punch list items that remain; and (ii) Tenant has accepted the Premises in its current condition.

Please confirm your agreement with the above terms of this letter by signing below and returning a copy to Landlord. Failure to execute this letter and deliver the same to Landlord shall be conclusive evidence against Tenant that the above statements are accurate and true.

Sincerely,

By:
Name:
Its:

AGREED TO & ACCEPTED BY:

By:
Name:
Its:

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